CONSENT TO SERVICE AS A TRUSTEE

         The undersigned person is named as Trustee of the T.O. Richardson Investment Trust in the Prospectus and Statement of Additional Information included as a part of the Registration Statement on Form N-1A filed by the T.O. Richardson Investment Trust under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and hereby consents to the use of his name in such Prospectus and Statement of Additional Information.

/s/Gunnar S. Overstrom

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Gunnar S. Overstrom




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